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                                   EXHIBIT 11

                              COASTCAST CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS


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
                                                                              THREE MONTHS ENDED MARCH 31,
                                                                              ---------------------------
                                                                                  2000           1999
                                                                              ------------   ------------
Common stock outstanding at beginning of period                                  7,701,571      7,989,404
Repurchase of common stock                                                            --          (56,200)
                                                                              ============   ============
Common stock outstanding at end of period                                        7,701,571      7,933,204
                                                                              ============   ============

Weighted average shares outstanding, for computation of basic EPS                7,701,571      7,972,926

Dilutive effect of stock options after application of treasury stock method        144,268          5,120
                                                                              ------------   ------------

Total diluted weighted average shares outstanding, for computation of
   diluted earnings per share                                                    7,845,839      7,978,046
                                                                              ============   ============

Net income                                                                    $  2,952,000   $  2,306,000
                                                                              ============   ============

Net income per common share - basic                                           $       0.38   $       0.29
                                                                              ============   ============

Net income per common and common equivalent share - diluted                   $       0.38   $       0.29
                                                                              ============   ============
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